Consent of Independent Accountants

To the Trustees of Standish, Ayer & Wood Investment Trust:

      RE:   Standish Controlled Maturity Fund
            Standish Diversified Income Fund
            Standish Fixed Income Asset Fund
            Standish Fixed Income Fund
            Standish Fixed Income Fund II
            Standish Global Fixed Income Fund
            Standish International Fixed Income Fund
            Standish Securitized Fund
            Standish Short Term Asset Reserve Fund
            (hereinafter referred to as "the Funds")

We consent to the inclusion in Post-Effective Amendment No. 92 to the Registration Statement on Form N-1A, under the Securities Act of 1933 (1933 Act File Number 33-8214), as amended of Standish Ayer & Wood Investment Trust: (the "Funds"), of our reports dated February 18, 1999, on our audits of the financial statements and financial highlights of the Funds, which reports are included in the Annual Report to Shareholders for the periods stated therein, which is also included in this Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the prospectus and "Experts and Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP


Boston, Massachusetts
February 26, 1999